Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Oritani Bank Employees Savings & Profit Sharing Plan

We hereby consent to the incorporation by reference of our reports on the December 31, 2008 financial statements of the Oritani Savings Bank Employee Savings & Profit Sharing Plan and Trust included in this Form 11-K/A, into the Registration Statements on Form S3-A (File No. 001-33223).

/s/ WithumSmith+Brown, PC

Morristown, New Jersey
July 13, 2010